UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 8, 2021

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

45 Glover Avenue	Norwalk	Connecticut	06850
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terex Corporation (“Terex” or the “Company”) announced on October 12, 2021 that John D. Sheehan, currently Senior Vice President and Chief Financial Officer, will be stepping down from that role effective December 31, 2021 and is retiring from the Company effective April 1, 2022.

Julie A. Beck, 59, will join Terex as Senior Vice President, Finance effective November 1, 2021 and become Senior Vice President and Chief Financial Officer effective January 1, 2022. Ms. Beck most recently served as Senior Vice President and Chief Financial Officer for Nova Chemicals Corporation, a producer of plastics and chemicals, from February 2016 through June 2021 and as Special Advisor to the Chief Executive Officer through September 2021. Prior to joining Nova, Ms. Beck worked in a variety of senior positions for Joy Global Inc., including Vice President, Finance and Chief Financial Officer of Joy Mining Machinery. Previously, Ms. Beck held a number of financial positions of increasing responsibility at Rockwell Automation, Temple-Inland, Norwood Promotional Products and Journal Register Company, including serving as Chief Financial Officer at Norwood Promotional Products and Journal Register Company. Ms. Beck began her career with Deloitte LLP in public accounting. Ms. Beck also currently serves on the Board of Invacare Corporation.

Ms. Beck’s annual base salary will be $575,000, which will be reviewed annually by Terex in accordance with its normal review process, and she will be eligible for an incentive bonus with a target set at 75% of her annual salary. Subject to compliance with all applicable laws, Ms. Beck will receive an initial sign-on grant of shares of Terex common stock worth approximately $200,000, which will vest ratably over a three year period. Ms. Beck will also be eligible for a 2022 long-term incentive award in the amount of $1,200,000, which will be both time and performance based. The timing and form of this award will be consistent with the timing and form of similar 2022 long term incentive awards granted to other Terex executives.

Ms. Beck will be offered a Change in Control and Severance Agreement in form and terms substantially similar to that provided to other executive officers of Terex, which will provide for one year of salary, bonus and benefits upon the occurrence of certain events.

Ms. Beck also will be eligible to participate in the Terex Corporation Defined Contribution Supplemental Executive Retirement Plan, which provides for an annual contribution of 10% of her annual salary and bonus.

Ms. Beck will be eligible to participate in the Company’s ERISA Excess Plan or Deferred Compensation Plan and will receive relocation assistance in connection with her move to the Norwalk, Connecticut area.

Ms. Beck will also be subject to customary non-compete and confidentiality provisions.

The foregoing summary is qualified in its entirety by reference to Ms. Beck’s offer letter dated October 8, 2021, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

In connection with Mr. Sheehan’s retirement and in recognition of Mr. Sheehan’s age and tenure with the Company (and consistent with how the Company handles other long-tenured team members who retire from the Company in good standing), Mr. Sheehan’s unvested time-based and performance-based shares where the performance has already been achieved will vest upon his retirement and his unvested performance-based shares where the performance period has not yet been completed will continue to vest in accordance with their terms.

The Company issued a press release on October 12, 2021 announcing Mr. Sheehan’s retirement and Ms. Beck’s upcoming appointment. A copy of this press release is included as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press release of Terex Corporation issued on October 12, 2021.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2021

TEREX CORPORATION

By: /s/Scott Posner
Scott Posner
Senior Vice President,
General Counsel and
Secretary